95 Rockwell Place Brooklyn, NY 11217 Tel: 718.522.7373 Fax: 718.260.4375

NEWS RELEASE

CEO OF TRACK DATA RECEIVES WELLS NOTICE

Brooklyn, New York – April 23, 2004 – Track Data Corporation (Nasdaq: TRAC) – Barry Hertz, Track Data’s Chairman and CEO, has received the Wells notice that is set out below from the staff of the Securities and Exchange Commission. The Wells notice relates to alleged insider trading by Mr. Hertz in Track Data shares and is not directed to Track Data or any other member of its management.

Leslie Lupert and Robert Plotz of the firm of Orans, Elsen & Lupert LLP in New York, counsel to Mr. Hertz, said "We do not believe that Mr. Hertz violated any insider trading rules. The interpretation of those rules by the staff of the SEC in this matter has no basis under existing laws or under any reasonable extension of those laws. We believe that if the SEC decides to bring charges against Mr. Hertz, the Court will agree that Mr. Hertz did not violate any law. Mr. Hertz voluntarily cooperated with the SEC staff’s investigation, and testified that he had no beneficial interest in the shares in issue."

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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
NORTHEAST REGIONAL OFFICE
233 BROADWAY
NEW YORK, N.Y. 10279

PLEASE REPLY TO
AUDRY WEINTROB
(646) 428-1937
April 21, 2004

BY E-MAIL AND FIRST-CLASS MAIL

Robert Plotz, Esq.
Orans, Elsen, & Lupert, LLP
One Rockefeller Plaza – 33 rd Floor
New York, NY 10020

Re:     Track Data Corp. (NY-7227)

Dear Mr. Plotz:

This letter confirms our telephone conversation today, in which we advised you that the staff of the Securities and Exchange Commission ("Commission") intends to recommend that the Commission bring a civil injunctive action against your client, Barry Hertz, alleging that he violated Section 17(a) of the Securities Act of 1933, Section 10(b) of the Securities Exchange Act of 1934, and Rule 10b-5 thereunder. In accordance with Rule 5(c) of the Commission’s Rules on Informal and Other Procedures, 17 C.F.R. § 202.5(c), we are offering your client the opportunity to make a Wells Submission.

In connection with the contemplated action, the staff may seek disgorgement of profits, prejudgment interest on that amount, a civil penalty, and an officer and director bar. The staff may also seek to institute an administrative proceeding against Mr. Hertz to determine what remedial action should be taken against him in the public interest.

We enclose for your information a copy of Securities Act Release No. 5310 entitled "Procedures Relating to the Commencement of Enforcement Proceedings and Termination of Staff Investigations." If your client wishes to make a written or videotaped submission setting forth any reasons of law, policy or fact why he believes the civil injunctive action and administrative proceeding should not be brought, or bringing any facts to the Commission's attention in connection with its consideration of this matter, you should forward the submission to me by no later than May 5, 2004. Any written submission should be limited to 40 pages, and any video submission should not exceed 12 minutes. Please inform me by no later than April 28, 2004 whether your client will be making a Wells Submission. Any submission should be sent to:

Caren N. Pennington
Assistant Regional Director
Securities and Exchange Commission
233 Broadway
New York, NY 10279

In the event the staff makes an enforcement recommendation to the Commission on this matter, we will forward any submission that you make to the Commission. Please be advised that the Commission may use the information contained in such a submission as an admission, or in any other manner permitted by the Federal Rules of Evidence, in connection with Commission enforcement proceedings, or otherwise. For your information, a copy of the Commission’s Form 1662, "Supplemental Information for Persons Requested to Supply Information Voluntarily or Directed to Supply Information Pursuant to a Commission Subpoena," is enclosed. Please also be advised that any submission you make may be discoverable by third parties in accordance with applicable law.

If you have any questions, please contact me at (646) 428-1937.

                                                      Sincerely,

                                                      Audry Weintrob
                                                      Senior Attorney
Enclosures:	Form 1662
Securities Act Release No. 5310